UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2009

Annapolis Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-22961	52-1648903
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bestgate Road, Suite 400 Annapolis, Maryland	21401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-224-4455

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On January 30, 2009, Annapolis Bancorp, Inc. (“ANNB”) entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which ANNB issued to Treasury (i) 8,152 shares of ANNB’s Fixed Rate Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000 and (ii) a warrant (“Warrant”) to purchase 299,706 shares of ANNB’s common stock, par value $0.01 per share, at an exercise price of $4.08 per share, for a total purchase price of $8,152,000. The Purchase Agreement is attached as Exhibit 10.45 hereto.

The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at an annual rate of 5% for the first five years and 9% thereafter. ANNB may redeem the Series A Preferred Stock on or after February 15, 2012. Prior to such date, ANNB may redeem the Series A Preferred Stock only with proceeds from the sale of qualifying equity securities of ANNB, as defined in the Purchase Agreement. The Series A Preferred Stock is generally non-voting. The Articles Supplementary to Annapolis Bancorp, Inc.’s Articles of Incorporation (“Articles Supplementary”) setting forth the restrictions on redemption and other terms of the Series A Preferred Stock is described in Item 5.03 below and attached as Exhibit 3.1.3 hereto.

The Warrant has a 10-year term and is immediately exercisable upon issuance. The Warrant provides for the adjustment of the exercise price and the number of shares of ANNB’s common stock issuance upon exercise pursuant to customary anti-dilution provisions. The Warrant is attached as Exhibit 4.3 hereto. Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant.

Due to the anti-dilution protection of the Warrant, upon its request ANNB has represented in writing to the NASDAQ Stock Market LLC that it will not enter into any transactions that would require an adjustment to the number of shares issuable under the Warrant to an amount that would violate NASDAQ’s shareholder approval rules.

ANNB issued the Series A Preferred Stock and Warrant in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Neither the Series A Preferred stock, nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant shares prior to the earlier of redemption of 100% of the shares of Series A Preferred Stock and December 31, 2009.

Unless redeemed earlier in connection with a qualifying equity offering, prior to January 30, 2012, ANNB will not be able to pay any dividends on its common stock without Treasury’s consent due to a restriction in the Purchase Agreement providing that ANNB may not pay a dividend on its common stock that exceeds its last quarterly cash dividend per share or redeem any of its equity securities (other than in connection with benefit plans consistent with past practice and certain other conditions specified in the Agreement) without Treasury’s consent, unless Treasury has transferred all of the Preferred Shares to third parties.

The Purchase Agreement also subjects ANNB to certain of the executive compensation limitations included in the Emergency Stabilization Act of 2008 (“EESA”). As a result, ANNB is subject to certain restrictions on its executive compensation that could limit the tax deductibility of compensation it pays to certain of its executive officers As a condition of closing of the transaction, Richard M. Lerner, Margaret T. Faison, Robert E. Kendrick, III, Patsy J. Houck and Ronald M. Voigt, ANNB’s Senior Executive Officers, executed a waiver voluntarily waiving any claim against the Treasury or ANNB for any changes to their compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program. ANNB’s Senior Executive Officers also acknowledged that the regulation may require modification of the compensation, bonus incentive and other benefit plans, arrangements, policies and agreements.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” with respect to the limits on ANNB’s ability to pay dividends on and repurchase its common stock and other equity securities, as described in the Purchase Agreement and Articles Supplementary, is incorporated by reference into this Item 3.03. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock and (b) the date on which ANNB has redeemed the Series A Preferred Stock or Treasury has transferred all of the Series A Preferred Stock to third parties.

The Articles Supplementary restrict the ability of ANNB to declare or pay dividends or distributions on or purchase, redeem or otherwise acquire for consideration shares of its common stock if ANNB fails to declare and pay full dividends on its Series A Preferred Stock.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation described under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2009, ANNB filed Articles Supplementary with the Maryland State Department of Assessments and Taxation for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock. The Series A Preferred Stock has liquidation preference of $1,000 per share. The Articles Supplementary is attached hereto as Exhibit 3.1.3.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.5	Annapolis Bancorp, Inc. Articles Supplementary for the Fixed Rate Cumulative Preferred Stock, Series A.

4.1	Form of Stock Certificate for the Fixed Rate Cumulative Preferred Stock, Series A.

4.2	Warrant To Purchase 299,706 Shares of Common Stock Of Annapolis Bancorp, Inc.

10.8	Letter Agreement, dated January 30, 2009, between Annapolis Bancorp, Inc. and United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant.

10.9	Form of Waiver, executed by Richard M. Lerner, Margaret T. Faison, Robert E. Kendrick, III, Patsy J. Houck, and Ronald M. Voigt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNAPOLIS BANCORP, INC.

Date:	January 30, 2009	By:	/s/ Richard M. Lerner
Richard M. Lerner, Chief Executive Officer